As filed with the Securities and Exchange Commission on August 28, 2003

                                                    Registration No. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                    XOMA Ltd.

             (Exact name of registrant as specified in its charter)


            Bermuda                                     52-2154066
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                               2910 Seventh Street
                           Berkeley, California 94710
                    (Address of Principal Executive Offices)
                               -------------------

                        XOMA LTD. 1981 SHARE OPTION PLAN
                         XOMA LTD. RESTRICTED SHARE PLAN
                XOMA LTD. MANAGEMENT INCENTIVE COMPENSATION PLAN
                   XOMA LTD. 1992 DIRECTORS SHARE OPTION PLAN
                    XOMA LTD. 2002 DIRECTOR SHARE OPTION PLAN
                   XOMA LTD. 1998 EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plan)
                               -------------------

                          Christopher J. Margolin, Esq.
                                    XOMA Ltd.
                               2910 Seventh Street
                           Berkeley, California 94710
                     (Name and address of agent for service)
                                 (510) 204-7200
          (Telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                           Geoffrey E. Liebmann, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                               New York, NY 10005
                               -------------------


                         CALCULATION OF REGISTRATION FEE
=========================== ================= ========================== =========================== ======================
  Title of Securities to      Amount to be        Proposed Maximum            Proposed Maximum             Amount of
      be Registered          Registered (1)   Offering Price Per Share    Aggregate Offering Price   Registration Fee (2)
                                                         (2)                        (2)
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
Common Shares, par value
   US$.0005 per share
   (1981 Share Option
   Plan, Restricted Share      10,250,000              $9.125                   $93,531,250                $7,566.68
   Plan and Management           shares
   Incentive Compensation
   Plan)
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
Common Shares, par value
   US$.0005 per share
   (1992 Directors Share
   Option Plan)              300,000 shares            $9.125                    $2,737,500                 $221.46
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
Common Shares, par value
   US$.0005 per share
   (2002 Director Share      15,000 shares             $9.125                     $136,875                  $11.07
   Option Plan)
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
--------------------------- ----------------- -------------------------- --------------------------- ----------------------
Common Shares, par value
   US$.0005 per share
   (1998 Employee Share
   Purchase Plan)           1,000,000 shares           $9.125                    $9,125,000                 $738.21
=========================== ================= ========================== =========================== ======================

(1) Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Shares of XOMA Ltd. on August 27, 2003, which was US$9.125 per share, as reported on The Nasdaq Stock Market

================================================================================

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the XOMA Ltd. 1981 Share Option Plan, XOMA Ltd. Restricted Share Plan and XOMA Ltd. 1998 Employee Share Purchase Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File No. 333-39155 and 333-66171) filed with the Securities and Exchange Commission on February 26, 1991 and October 27, 1998, respectively, are incorporated herein by reference.

                                EXPLANATORY NOTE

All of the common shares of XOMA Ltd. registered hereby for issuance in connection with the 1981 Share Option Plan, the Restricted Share Plan, the 1992 Directors Share Option Plan and the 1998 Employee Share Purchase Plan have all been previously approved for issuance pursuant to such plans by the shareholders of XOMA Ltd. at various times in the past, including most recently at its 2003 Annual General Meeting held on May 21, 2003. The common shares registered hereby for issuance in connection with the Management Incentive Compensation Plan may only be issued pursuant to the Restricted Share Plan. This Form S-8 does not reflect any increase in the number of shares issuable pursuant to any of the plans referred to in this paragraph above the numbers previously approved by shareholders.

                                     PART I

                              INFORMATION REQUIRED
                           IN SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by XOMA Ltd. ("XOMA" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference:

     (1) annual report on Form 10-K for the fiscal year ended December 31, 2002 (file no. 0-14710);

     (2) quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003 (file no. 0-14710);

     (3) current report on Form 8-K filed April 11, 2003, as amended on Form 8-K/A filed April 18, 2003 (file no. 0-14710);

     (4)  current report on Form 8-K/A filed May 21, 2003 (file no. 0-14710);

     (5)  current report on Form 8-K filed June 30, 2003 (file no. 0-14710); and

     (6) the description of share capital in the registration statement on Form 8-A filed April 1, 2003 under Section 12 of the Exchange Act, including any amendment or report for the purpose of updating such description (file no. 0-14710).

     All documents filed by XOMA with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Shares offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     The description of the Registrant's Common Shares to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. NDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud or dishonesty.

     The bye-laws of XOMA provide for the indemnity by XOMA of the officers, directors and employees of XOMA to the fullest extent permitted by law.

     Expenses (including attorneys' fees) incurred by an officer or director of XOMA in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by XOMA in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by XOMA pursuant to the Companies Act 1981 of Bermuda.

     An officer or director of XOMA shall not be personally liable to XOMA or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by the Companies Act 1981 of Bermuda.

     The indemnification and advancement of expenses and the limitation of liability provided by the bye-laws shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the Companies Act 1981 of Bermuda, any other provision of the bye-laws, or any agreement or otherwise. Any repeal or modification of the aforementioned provisions of the bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on July 31, 2003.

                                    XOMA LTD.




                                    By:    /s/ John L. Castello
                                       -----------------------------------------
                                       Name:    John L. Castello
                                       Title:   Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Castello and Christopher J. Margolin, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with the SEC and the Bermuda Registrar of Companies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                            Date
---------                                   -----                                            ----

                                            Chairman of the Board, President and Chief             July 31, 2003
 /s/  John L. Castello                      Executive Officer (Principal Executive Officer)
---------------------------------
John L. Castello
                                            Senior Vice President and Chief Scientific and         July 31, 2003
 /s/  Patrick J. Scannon                    Medical Officer and Director
---------------------------------
Patrick J. Scannon M.D., Ph.D.
                                            Vice President, Finance and Chief Financial            July 31, 2003
                                            Officer (Principal Financial and Accounting
 /s/  Peter B. Davis                        Officer)
---------------------------------
Peter B. Davis
 /s/  James G. Andress                      Director                                               July 31, 2003
---------------------------------
James G. Andress
 /s/  William K. Bowes, Jr.                 Director                                               July 31, 2003
---------------------------------
William K. Bowes, Jr.
 /s/  Arthur Kornberg                       Director                                               July 31, 2003
---------------------------------
Arthur Kornberg M.D.
 /s/ Steven C. Mendell                      Director                                               July 31, 2003
---------------------------------
Steven C. Mendell
 /s/  W. Denman Van Ness                    Director                                               July 31, 2003
---------------------------------
W. Denman Van Ness
 /s/  Patrick J. Zenner                     Director                                               July 31, 2003
---------------------------------
Patrick J. Zenner

                                  EXHIBIT INDEX

Exhibit
Number                  Exhibit

3.1  Memorandum of Continuance of XOMA Ltd. (Exhibit 3.4) (1)

3.2  Bye-Laws of XOMA Ltd. as amended (Exhibit 3.2) (2)

4.1 Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1) (2)

4.2 Form of Resolution Regarding Preferences and Rights of Series A Preference Shares (Exhibit 4.2) (2)

4.3 Form of Resolution Regarding Preferences and Rights of Series B Preference Shares (Exhibit 3) (3)

4.4  Form of Common Stock Purchase Warrant (Incyte Warrants) (Exhibit 2) (4)

4.5 Form of Common Share Purchase Warrant (January and March 1999 Warrants) (Exhibit 5) (5)

4.6  Form of Common Share Purchase Warrant (July 1999 Warrants) (Exhibit 4) (6)

4.7  Form of Common Share Purchase Warrant (2000 Warrants) (Exhibit 4) (7)

5.1  Opinion of Conyers Dill & Pearman

10.1 1981 Share Option Plan as amended and restated

10.2 Form of Share Option Agreement for 1981 Share Option Plan

10.3 Restricted Share Plan as amended and restated

10.4 Form of Share Option Agreement for Restricted Share Plan

10.5 Form of Restricted Share Purchase Agreement for Restricted Share Plan

10.6 Management Incentive Compensation Plan as amended and restated

10.7 1992 Directors Share Option Plan as amended and restated

10.8 Form of Share Option Agreement for 1992 Directors Share Option Plan (initial grants)

10.9 Form of Share Option Agreement for 1992 Directors Share Option Plan (subsequent)

10.10 2002 Director Share Option Plan

10.11 1998 Employee Share Purchase Plan as amended and restated

23.1  Consent of Ernst & Young LLP, independent auditors

23.2  Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1  Power of Attorney (included on signature page to Registration Statement).

--------------------

(1) Incorporated by reference to the referenced exhibit to XOMA's Registration Statement on Form S-4 filed November 27, 1998, as amended (File No. 333-68045).

(2) Incorporated by reference to the referenced exhibit to XOMA's Annual Report on Form 10-K for the fiscal year end December 31, 2002 (File No. 0-14710).

(3) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K/A filed April 18, 2003 (File No. 0-14710).

(4) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K filed July 16, 1998 (File No. 0-14710).

(5) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K filed January 29, 1999, as amended (File No. 0-14710).

(6) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K filed July 26, 1999 (File No. 0-14710).

(7) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K filed February 14, 2000 (File No. 0-14710).

                                                                     Exhibit 5.1


                     [LETTERHEAD OF CONYERS DILL & PEARMAN]


28 August 2003

XOMA Ltd.
2910 Seventh Street
Berkeley, California 94710
U.S.A.


Dear Sirs

XOMA Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on 28 August 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 11,565,000 additional common shares, par value US$0.0005 per share of the Company (the "Common Shares"), issuable pursuant to the Company's 1998 Employee Share Purchase Plan (amended and restated through 30 June 2000 and further amended as of 29 May 2002), 1981 Share Option Plan (as amended and restated through 21 May 2003), Restricted Share Plan (as amended and restated through 21 May 2003), 1992 Directors Share Option Plan (as amended and restated through 31 December 1998), Management Incentive Compensation Plan (as amended and restated through 20 February 2002) and 2002 Director Share Option Plan (collectively, the "Plans", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plans. We have also reviewed the memorandum of continuance and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 26 August 2003, copies of minutes of meetings of the members of the Company held on 31 January 2000, 30 May 2001, 29 May 2002 and 21 May 2003 and resolutions passed at meetings of the board of directors of the Company held on 24 February 1999, 26 July 2000, 20 February 2002, 31 July 2002, 26 February 2003 and 31 July 2003, each certified by the Assistant Secretary of the Company on 26 August 2003 (together, the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein,
(d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (e) that the resolutions in the Minutes remain in full force and effect and have not been rescinded or amended, (f) that, upon the issue of any common shares, the Company will receive consideration (other than in the form of a promissory note) equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of, and subject to, the foregoing, we are of the opinion that, when issued and paid for in accordance with the terms of the Plans, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.





Yours faithfully,

CONYERS DILL & PEARMAN